Exhibit 10.2

Form of irrevocable acceptance

To: Psyence Labs Ltd. (the “Company”)

The undersigned Shareholder irrevocably accepts the offer contained in the PRE-EMPTION NOTICE AND BACKSTOP SUBSCRIPTION COMMITMENT dated September 9, 2026, and offers to subscribe for:

1.	US$1,589,680 in round 1 of the fund raise – 620 Shares;

2.	US$810,224 in round 2 of the fund raise – 316 Shares;

The undersigned agrees that this acceptance constitutes a binding and irrevocable agreement with the Company on the terms of the notice and that no further subscription agreement is required.

Signature:
for and on behalf of Psyence Biomed II Corp.
Date:	September 16, 2026